UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 20, 2021

SMITH-MIDLAND CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13752	54-1727060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

P.O. Box 300, 5119 Catlett Road

Midland, Virginia 22728

(Address of principal executive offices)

 (540) 439-3266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SMID	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2021, Smith-Midland Corporation (the “Company”) executed a Change of Control Severance Agreement (the “Severance Agreement”) with Adam J. Krick, the Company’s Chief Financial Officer, Secretary and Treasurer.

The Severance Agreement provides that, in the unlikely departure of Mr. Krick, upon Mr. Krick’s last day of employment with the Company (the “Termination Date”), Mr. Krick shall receive his accrued but unpaid Base Pay and vacation along with reimbursement for valid business expenses and any vested Employee Benefits, regardless of whether Mr. Krick signs a release of claims against the Company (a “Release”). In addition, if Mr. Krick sustains a Qualifying Termination (the Company terminates Mr. Krick without Cause or Mr. Krick leaves the Company for Good Reason (generally, for material diminution in Mr. Krick’s Base Pay, or position, authority, duties or responsibilities, relocation of Mr. Krick’s principal place of business to a location more than 30 miles from Mr. Krick’s principal place of business or material breach by the Company of the Severance Agreement)) and executes and delivers a Release to the Company, the Company shall provide Mr. Krick with cash payments equal to one year of Base Pay, payable in substantially equal monthly installments over the twelve (12) month period following the Termination Date. For a twelve (12) month period, the Company shall also continue to provide Mr. Krick with Employee Benefits that are reasonably equivalent (and at the same cost to Mr. Krick) to the Employee Benefits provided to Mr. Krick immediately prior to the Termination Date and Mr. Krick shall be entitled to receive a single lump sum cash payment equal to the average of his prior three (3) year annual cash bonuses. In addition, if Mr. Krick’s Qualifying Termination occurs within 24 months following a Change In Control, as of the effective date of the Release, all of Mr. Krick’s (i) outstanding and unvested stock options shall become fully vested and exercisable and (ii) outstanding and unvested time-based restricted stock units shall become fully vested.

Mr. Krick also agreed to non-competition and non-solicitation restrictions during for a period of one year after the Termination Date.

The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Severance Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Exhibit Description
10.1	Severance Agreement, dated October 20, 2021, between the Company and Adam J. Krick
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2021
SMITH-MIDLAND CORPORATION

	By:	/s/ Adam J. Krick
Adam J. Krick Chief Financial Officer

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